Exhibit 3.3
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED BYLAWS OF
SMITH MICRO SOFTWARE, INC.
a Delaware Corporation
The undersigned does hereby certify that:
     1. He is the duly qualified Secretary of Smith Micro Software, Inc., a duly organized and existing Delaware corporation (the “Corporation”).
     2. Effective October 29, 2007, Article VI, section 1 of the Corporation’s Amended and Restated Bylaws (the “Bylaws”) was amended to read in its entirety as follows:
“Section 1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or assistant treasurer or the Secretary or assistant secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefore and the amount paid thereon shall be specified.”
     3. The foregoing amendment of the Corporation’s Bylaws was duly approved and adopted by the Corporation’s Board of Directors and filed with the undersigned on the date set forth below.
Dated: October 29, 2007

/s/ Andrew C. Schmidt
Andrew C. Schmidt, Secretary

1